Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER & FULL YEAR 2012 RESULTS

Full-Year Revenue up 22% — Full-Year Net Income up 67% — Continuing Record Performance

Newport Beach, CA – February 28, 2013 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the fourth quarter and full year ended December 31, 2012.

Fiscal 2012 Financial Highlights – versus Fiscal 2011:

•	Net sales were $366.2 million compared to $301.1 million.

•	Net income was $36.8 million compared to $22.1 million.

•	Earnings per diluted share were $1.28 versus $0.79.

Fiscal 2012 Fourth Quarter Financial Highlights – versus Fiscal 2011 Fourth Quarter:

•	Net sales were $104.3 million compared to $81.8 million.

•	Net income was $11.3 million compared to $6.4 million.

•	Earnings per diluted share were $0.39 versus $0.23.

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our record-setting performance in 2012, capped by our first $100+ million revenue quarter, was driven by strong end-use demand and consistent business execution by our organization. Compared to the prior full-year period, 2012 sales grew by 22%, gross profit margins improved from 41% to 44%, and operating expenses remained steady as a percentage of sales at 28%. This operating performance allowed us to grow our net income by 67% and increase our fully diluted earnings per share to $1.28. Our year-end cash position remained very strong; stockholders equity rose for the year by 20%; and we were able to return additional value to shareholders with a special $0.10/share dividend during December.”

Mr. Wintemute continued: “Strong global demand for food, feed, fiber and bio-fuels continues to encourage growers to support the Yield Enhancing Solutions - YES™ that American Vanguard provides. The practice of Integrated Pest Management has stimulated demand for our comprehensive offering of corn soil insecticides and proprietary closed delivery systems. In 2012, we invested in significant capital improvements at our Axis, Alabama facility to support both our growing granular soil insecticide franchise and our strong cotton defoliant business. We also established an international subsidiary in the Netherlands to focus resources on the important long-range objective of global expansion. At year-end, in a bold new initiative, we formed a majority-owned subsidiary with TyraTech, an innovative developer of natural products that will allow us to participate in the growing demand for “green technology” in commercial, consumer and agricultural pest control markets.”

Mr. Wintemute concluded: “In 2013, we are well-positioned to satisfy the continuing strong demand for our many crop protection products. Attractive crop commodity prices continue to give growers the financial health and incentive to invest in our proven technologies for maximizing their harvest output. We are prepared to satisfy the increasing demand for soil insecticides in corn and other crops by maintaining full production of our market-leading products & proprietary equipment systems. We expect to meet the increased demand for our corn herbicide Impact® which has been stimulated by our co-marketing agreement with Monsanto’s Roundup® brands. We believe that 2013 will be very promising for American Vanguard and look forward to providing additional information about those prospects during our earnings conference call.”

Conference Call

Eric Wintemute, Chairman & CEO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Thursday, February 28, 2013. Interested parties may participate in the call by dialing (201) 493-6744 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com
(212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Years ended December 31, 2012, 2011 and 2010

(Dollars in thousands, except per share data)

	2012	2011	2010
Net sales	$366,190	$301,080	$226,859
Cost of sales	205,065	178,012	140,538

Gross profit	161,125	123,068	86,321
Operating expenses	101,802	83,842	67,130

Operating income	59,323	39,226	19,191
Interest expense	2,872	3,569	3,171
Interest income	(1)	(3)	—
Interest capitalized	(400)	(109)	(154)
Extinguishment of debt	—	546	—

Income before provision for income taxes	56,852	35,223	16,174
Income taxes expense	20,026	13,155	5,190

Net income	36,826	22,068	10,984
Net loss attributable to non-controlling interest	41	—	—

Net income attributable to American Vanguard	$36,867	$22,068	$10,984

Change in fair value of interest rate swaps	158	(869)	1,094
Foreign currency translation adjustment	330	(933)	201

Comprehensive income	$37,355	$20,266	$12,279

Earnings per common share—basic	$1.32	$0.80	$0.40

Earnings per common share—assuming dilution	$1.28	$0.79	$0.40

Weighted average shares outstanding—basic	27,914	27,559	27,385

Weighted average shares outstanding—assuming dilution	28,756	27,875	27,652

AMERICAN VANGUARD CORPORATION

AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

December 31, 2012 and 2011

(Dollars in thousands, except per share data)

	2012	2011
Assets
Current assets:
Cash	$38,476	$35,085
Receivables:
Trade, net of allowance for doubtful accounts of $623 and $340, respectively	76,073	68,611
Other	1,230	1,187

	77,303	69,798

Inventories	87,951	71,068
Prepaid expenses	13,710	4,167
Income taxes receivable	—	203
Deferred income tax assets	4,877	3,417

Total current assets	222,317	183,738
Property, plant and equipment, net	45,701	35,537
Intangible assets, net	113,521	116,189
Other assets	18,351	7,094

	$399,890	$342,558

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$16,247	$14,460
Current installments of other liabilities	1,839	1,038
Accounts payable	32,838	23,214
Deferred revenue	20,427	7,571
Accrued program costs	32,335	25,910
Tax payable	1,313	—
Accrued expenses and other payables	8,671	6,832

Total current liabilities	113,670	79,025
Long-term debt, excluding current installments	36,196	51,917
Other liabilities, excluding current installments	5,425	5,955
Deferred income tax liabilities	19,163	18,589

Total liabilities	174,454	155,486

Commitments and contingent liabilities:
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 30,766,730 shares in 2012 and 29,845,047 shares in 2011	3,077	2,985
Additional paid-in capital	54,323	45,966
Accumulated other comprehensive loss	(1,762)	(2,250)
Retained earnings	174,243	143,524

	229,881	190,225
Less treasury stock at cost, 2,310,634 shares in 2012 and 2,260,996 shares in 2011	(4,804)	(3,153)

American Vanguard stockholders’ equity	225,077	187,072
Non-controlling interest	359	—

Total stockholders’ equity	225,436	187,072

	$399,890	$342,558

AMERICAN VANGUARD CORPORATION

AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2012, 2011 and 2010

(Dollars in thousands, except per share data)

	2012	2011	2010
Increase in cash
Cash flows from operating activities:
Net income	$36,826	$22,068	$10,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	13,487	13,546	11,123
Amortization of other long term assets	2,925	1,983	3,258
Amortization of discounted liabilities	818	1,371	—
Stock-based compensation	2,950	1,994	1,122
Tax benefit from exercise of stock options	(621)	—	—
(Decrease) increase in deferred income taxes	(886)	4,711	5,342
Changes in assets and liabilities associated with operations:
(Increase) decrease in net receivables	(7,505)	(35,021)	6,967
(Increase) decrease in inventories	(16,883)	2,986	(1,542)
Decrease (increase) in income tax receivable/payable, net	2,137	6,512	(2,583)
Increase in prepaid expenses and other assets	(23,725)	(1,823)	(2,235)
Increase in accounts payable	9,781	8,384	3,095
Increase in deferred revenue	12,856	2,003	5,568
Increase (decrease) in other payables and accrued expenses	8,264	10,552	(7,909)

Net cash provided by operating activities	40,424	39,266	33,190

Cash flows from investing activities:
Capital expenditures	(17,628)	(6,261)	(8,004)
Acquisitions of intangible assets	(3,473)	(316)	(32,677)

Net cash used in investing activities	(21,101)	(6,577)	(40,681)

Cash flows from financing activities:
Net (repayments) borrowings under line of credit agreement	—	(7,300)	4,700
Payments on long-term debt	(8,443)	(8,429)	(8,107)
Payment on other long-term liabilities	(6,035)	(401)	—
Tax benefit from exercise of stock options	621	—	—
Increase in other notes payable	(51)	20,063	11,586
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	3,227	580	768
Non-controlling interest contribution	400	—	—
Payment of cash dividends	(6,148)	(2,205)	(819)

Net cash (used in) provided by financing activities	(16,429)	2,308	8,128

Net increase in cash	2,894	34,997	637
Effect of exchange rate changes on cash	497	(1,070)	138
Cash at beginning of year	35,085	1,158	383

Cash at end of year	$38,476	$35,085	$1,158

Supplemental cash flow information:
Cash paid during the year for:
Interest	$1,891	$2,055	$3,661

Income taxes	$18,048	$6,359	$2,205